EX-33.1
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CHF-Prime

Management's Report on Assessment of Compliance with Applicable Servicing
Criteria

Chase Home Finance LLC (the "Asserting Party") is responsible for assessing compliance as of December 31, 2007 and for the period from January 1, 2007 through December 31, 2007 (the "Reporting Period"), with the servicing criteria set forth in Title 17, Section 229.1122(d) of the Code of Federal Regulations (the "CFR"), excluding the inapplicable servicing criteria as set forth in Exhibit A hereto (such criteria, after giving effect to the exclusions identified on Exhibit A, the "Applicable Servicing Criteria"). This report covers the asset-backed securities transactions backed by prime residential mortgages serviced on the Real Estate ("RE") servicing system where the related asset-backed securities were outstanding during the Reporting Period (the "Platform").

The Asserting Party has engaged certain vendors, which are not deemed to be servicers as defined in Item 1101(j) of Regulation AB (the "Vendors"), to perform specific and limited activities or activities scripted by the Asserting Party as of and during the Reporting Period, and the Asserting Party elects to take responsibility for assessing compliance with the Applicable Servicing Criteria or portion of the servicing criteria applicable to such Vendors as set forth in Exhibit A hereto (such criteria, the "Applicable Vendor Servicing Criteria").

The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the Vendors' activities comply in all material respects with the Applicable Vendor Servicing Criteria. The Asserting Party (i) has not identified and is not aware of any material instance of noncompliance by the Vendors with the Applicable Vendor Servicing Criteria and (ii) has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the Applicable Vendor Servicing Criteria as of December 31, 2007 and for the Reporting Period.

The Asserting Party (i) has used the criteria set forth in 17 CFR 229.1122(d) to assess the compliance by the Asserting Party with the Applicable Servicing Criteria for the Reporting Period and (ii) has concluded that the Asserting Party has complied, in all material respects, with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period with respect to the Platform, taken as a whole.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report for the Platform on our assessment of compliance with the Applicable Servicing Criteria as of December 31, 2007 and for the Reporting Period as set forth in this report.

Chase Home Finance LLC

Signed: /s/ Kim Greaves
Name: Kim Greaves
Title: Senior Vice President
Date: 02/25/2008

Signed: /s/ Jim Miller
Name: Jim Miller
Title: Senior Vice President
Date: 02/25/2008

(page)

CHF-Prime

EXHIBIT A

                                                                                                             INAPPLICABLE
                                                                       APPLICABLE                            SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                   Performed    Performed by
                                                                   by           Vendor(s)
                                                                        Servicer

Reference                            Criteria
                General Servicing Considerations

1122(d)(1)(i)   -  Policies and procedures are instituted          X^1
                   to monitor any performance or other
                   triggers and events of default in
                   accordance with the transaction
                   agreements.

1122(d)(1)(ii)  -  If any material servicing activities            X^2
                   are outsourced to third parties, policies
                   and procedures are instituted to monitor
                   the third party's performance and
                   compliance with such servicing
                   activities.

1122(d)(1)(iii) -  Any requirements in the transaction                                                       X
                   agreements to maintain a back-up servicer
                   for the mortgage loans are maintained.

1122(d)(1)(iv)  -  A fidelity bond and errors and                  X
                   omissions policy is in effect on the
                   party participating in the servicing
                   function throughout the reporting period
                   in the amount of coverage required by and
                   otherwise in accordance with the terms of
                   the transaction agreements.


                Cash Collection and Administration

1122(d)(2)(i)   -  Payments on mortgage loans are deposited        X            X^2,3
                   into the appropriate custodial bank
                   accounts and related bank clearing
                   accounts no more than two business days
                   following receipt, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(2)(ii)     - Disbursements made via wire transfer on X behalf of an
                   obligor or to an investor are made only by authorized
                   personnel.

1122(d)(2)(iii) -  Advances of funds or guarantees                 X
                   regarding collections, cash flows or
                   distributions, and any interest or other
                   fees charged for such advances, are made,
                   reviewed, and approved as specified in
                   the transaction agreements.

1122(d)(2)(iv)  -  The related accounts for the                    X
                   transaction, such as cash reserve
                   accounts or accounts established as a
                   form of overcollateralization, are
                   separately maintained (e.g., with respect
                   to commingling of cash) as set forth in
                   the transaction agreements.

1122(d)(2)(v)   -  Each custodial account is maintained at         X
                   a federally insured depository
                   institution as set forth in the
                   transaction agreements. For purposes of
                   this criterion, "federally insured
                   depository institution" with respect to a
                   foreign financial institution means a
                   foreign financial institution that meets
                   the requirements of Rule 13k-1(b)(1) of the
                   Securities Exchange Act.

1122(d)(2)(vi)  -  Unissued checks are safeguarded so as           X
                   to prevent unauthorized access.


                                                                                                             INAPPLICABLE
                                                                       APPLICABLE                            SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                   Performed    Performed by
                                                                   by           Vendor(s)
                                                                        Servicer

Reference                            Criteria



1122(d)(2)(vii) -  Reconciliations are prepared on a               X            X^2,4
                   monthly basis for all asset-backed
                   securities related bank accounts,
                   including custodial accounts and related
                   bank clearing accounts. These
                   reconciliations are: (A) mathematically
                   accurate; (B) prepared within 30
                   calendar days after the bank statement
                   cutoff date, or such other number of days
                   specified in the transaction agreements;
                   (C) reviewed and approved by someone
                   other than the person who prepared the
                   reconciliation; and (D) contain
                   explanations for reconciling items.
                   These reconciling items are resolved
                   within 90 calendar days of their original
                   identification, or such other number of
                   days specified in the transaction
                   agreements.


                Investor Remittances and Reporting

1122(d)(3)(i)   -  Reports to investors, including those           X^5
                   to be filed with the Commission, are
                   maintained in accordance with the
                   transaction agreements and applicable
                   Commission requirements. Specifically,
                   such reports: (A) are prepared in
                   accordance with timeframes and other
                   terms set forth in the transaction
                   agreements; (B) provide information
                   calculated in accordance with the terms
                   specified in the transaction agreements;
                   (C) are filed with the Commission as
                   required by its rules and regulations;
                   and (D) agree with the investors' or
                   trustee's records as to the total unpaid
                   principal balance and number of mortgage
                   loans serviced by the Servicer.

1122(d)(3)(ii)  -  Amounts due to investors are allocated          X^6
                   and remitted in accordance with
                   timeframes, distribution priority and
                   other terms set forth in the transaction
                   agreements.

1122(d)(3)(iii) -  Disbursements made to an investor are           X^7
                   posted within two business days to the
                   Servicer's investor records, or such other
                   number of days specified in the transaction
                   agreements.

1122(d)(3)(iv)  -  Amounts remitted to investors per the           X^8
                   investor reports agree with cancelled
                   checks, or other form of payment, or
                   custodial bank statements.


                Pool Asset Administration

1122(d)(4)(i)   -  Collateral or security on mortgage loans                                                  X
                   is maintained as required by the
                   transaction agreements or related mortgage
                   loan documents.

1122(d)(4)(ii)  -  Mortgage loan and related documents are                                                   X
                   safeguarded as required by the
                   transaction agreements.

1122(d)(4)(iii) -  Any additions, removals, or                     X
                   substitutions to the asset pool are made,
                   reviewed, and approved in accordance with
                   any conditions or requirements in the
                   transaction agreements.

1122(d)(4)(iv)  -  Payments on mortgage loans, including any       X
                   payoffs, made in accordance with related
                   mortgage loan documents are posted to the
                   Servicer's obligor records maintained no
                   more than two business days after
                   receipt, or such other number of days
                   specified in the transaction agreements,
                   and allocated to principal, interest or
                   other items (e.g., escrow) in accordance


                                                                                                             INAPPLICABLE
                                                                       APPLICABLE                            SERVICING
                                SERVICING CRITERIA                     SERVICING CRITERIA                    CRITERIA

                                                                   Performed    Performed by
                                                                   by           Vendor(s)
                                                                        Servicer

Reference                            Criteria

                   with the related mortgage loan documents.


1122(d)(4)(v)   -  The Servicer's records regarding the            X
                   mortgage loans agree with the Servicer's
                   records with respect to an obligor's
                   unpaid principal balance.

1122(d)(4)(vi)  -  Changes with respect to the terms or            X
                   status of an obligor's mortgage loans (e.g.,
                   loan modifications or re-agings) are
                   made, reviewed and approved by authorized
                   personnel in accordance with the
                   transaction agreements and related pool
                   asset documents.

1122(d)(4)(vii) -  Loss mitigation or recovery actions             X
                   (e.g., forbearance plans, modifications
                   and deeds in lieu of foreclosure,
                   foreclosures and repossessions, as
                   applicable) are initiated, conducted, and
                   concluded in accordance with
                   the timeframes or other requirements
                   established by the transaction
                   agreements.

1122(d)(4)(viii)-  Records documenting collection efforts          X
                   are maintained during the period a mortgage
                   loan is delinquent in accordance with
                   the transaction agreements. Such records
                   are maintained on at least a monthly
                   basis, or such other period specified in
                   the transaction agreements, and describe
                   the entity's activities in monitoring
                   delinquent mortgage loans including, for
                   example, phone calls, letters, and
                   payment rescheduling plans in cases where
                   delinquency is deemed temporary (e.g.,
                   illness or unemployment).

1122(d)(4)(ix)  -  Adjustments to interest rates or rates          X
                   of return for mortgage loans with variable
                   rates are computed based on the related
                   mortgage loan documents.

1122(d)(4)(x)   -  Regarding any funds held in trust for           X
                   an obligor (such as escrow accounts): (A)
                   such funds are analyzed, in accordance
                   with the obligor's mortgage loan documents,
                   on at least an annual basis, or such
                   other period specified in the transaction
                   agreements; (B) interest on such funds is
                   paid, or credited, to obligors in
                   accordance with applicable mortgage loan
                   documents and state laws; and (C) such
                   funds are returned to the obligor within
                   30 calendar days of full repayment of the
                   related mortgage loan, or such other number
                   of days specified in the transaction
                   agreements.

1122(d)(4)(xi)  -  Payments made on behalf of an obligor           X            X^2,9
                   (such as tax or insurance payments) are
                   made on or before the related penalty or
                   expiration dates, as indicated on the
                   appropriate bills or notices for such
                   payments, provided that such support has
                   been received by the servicer at least 30
                   calendar days prior to these dates, or
                   such other number of days specified in
                   the transaction agreements.

1122(d)(4)(xii) -  Any late payment penalties in                   X
                   connection with any payment to be made on
                   behalf of an obligor are paid from the
                   servicer's funds and not charged to the
                   obligor, unless the late payment was due
                   to the obligor's error or omission.

1122(d)(4)(xiii)-  Disbursements made on behalf of an X obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv) -  Delinquencies, charge-offs, and                 X
                   uncollectible accounts are recognized and
                   recorded in accordance with the
                   transaction agreements.

1122(d)(4)(xv)  -  Any external enhancement or other                                                         X
                   support identified in Item
                   1114(a)(1) through (3) or Item 1115 of
                   this Regulation AB, is maintained as set
                   forth in the transaction agreements.


1 The Asserting Party monitors events of default as obligated pursuant to the transaction agreements.

2 The Asserting Party has determined that none of its vendors is a "servicer" as defined in Item 1101 (j) of Regulation AB. The Asserting Party has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to such vendor.

3 An affiliate vendor deposits funds from customer transactions to a lockbox clearing account.

4 Two vendors prepare account reconciliations on disbursement clearing accounts.

5 The Asserting Party provides monthly pool accounting reports to the appropriate party pursuant to the transaction agreements.

6 The Asserting Party remits amounts to the appropriate party pursuant to the transaction agreements.

7 Disbursements made to the appropriate party pursuant to the transaction agreements are posted within two business days to the Asserting Party's records, or such other number of days specified in the transaction agreements.

8 The Asserting Party reconciles its records relating to disbursements made to the appropriate party pursuant to the transaction agreements.

9 Two vendors provide information used by the Asserting Party to pay taxes and insurance on behalf of obligors.

